Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-179724) and on Form S-8 (Nos. 333-196085, 333-170193, 333-153621, 333-83172, 333-102413 and 333-117764) of Waste Connections, Inc. of our report dated February 10, 2015 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Houston, Texas

February 10, 2015